Exhibit 10.7

                         Form of 44 Secured Promissory
                     Notes by FFP Operating Partners, L.P.
               Payable to Franchise Mortgage Acceptance Company
                              Dated June 30, 1999,
               Relating to refinancing of 44 Convenience Stores


                                                        [Fixed rate term loan]


Pay to the order of ------------------------------ without recourse.

FRANCHISE MORTGAGE ACCEPTANCE COMPANY, a Delaware corporation

By:---------------------------------------
Name:-------------------------------------
Its:--------------------------------------

                            Secured Promissory Note


===============================================================================

Principal Amount:  $143,000.00             Date:  June ---, 1998

Interest Rate:  8.66%

First Payment Date:  August 1, 1998        Facility:

                                           Station No. 5101
                                           1890 Del Rio Boulevard
                                           Eagle Pass, Texas 78852

Maturity Date: July 1, 2013

Regular Monthly Payment Amount:            $1,421.62
(based on 15-year amortization schedule)

Borrower:                                  Address:

FFP Operating Partners, L.P., a Delaware   2801 Glenda Avenue
limited partnership                        Fort Worth, Texas 76117-4391

Lender:                                    Address:

Franchise Mortgage Acceptance Company, a   Three American Lane
    Delaware corporation                   Greenwich, CT  06831

===============================================================================


   FOR VALUE RECEIVED, the Borrower promises to pay to the order of the Lender the Principal Amount specified above, together with interest, according to the following terms and conditions:

   1. DEFINITIONS. Capitalized terms used but not defined in this Note shall have the meanings given to them in the Loan Agreement. Capitalized terms in the box above are defined as they there appear. In addition, the following terms mean:

   "Closed Period": As defined in Section 2.5.

   "Default Event": Any Default Event as defined in Section 4 of this Note or in the Loan Agreement, the Indenture or any other Loan Document.

   "Default Rate": An annual interest rate equal to the lesser of: (i) two (2) percentage points over the Loan Rate; or (ii) the highest interest rate allowed by applicable law.

   "Defeasance Amount": As defined in Section 2.6.1.

   "Guarantor": Every Person signing and delivering a Guaranty, together with any other Person besides the Borrower who is or may subsequently become liable, directly or indirectly, in respect of any of the Obligations as maker, guarantor, surety, accommodation party, coindorser or in any similar capacity.

   "Guaranty": The Guaranty, if any, dated today's date, made by one or more Affiliates of the Borrower or other Persons (and if more than one, jointly and severally) to the Lender, together with any subsequent guaranty, indorsement or other undertaking by which any Person guarantees or assumes responsibility in any capacity for the payment or performance of any of the Obligations.

   "Lender": Franchise Mortgage Acceptance Company, a Delaware corporation, and its successors in interest and assigns, including all Persons holding or acquiring an interest in this Note or the other Loan Documents as participants or otherwise.

   "Loan Agreement": The "Loan and Security Agreement" signed and delivered concurrently with this Note by the Borrower as debtor to the Lender as secured party, as may be amended, recast or extended from time to time.

   "Loan Documents": This Note, the Loan Agreement, the Indenture and any Guaranty, each as may be amended, recast or extended from time to time, and all other documents, assignments, mortgages, guaranties, certificates, certifications and agreements of any kind relating to the Obligations, whether signed or delivered concurrently with or subsequent to this Note.

   "Loan Rate": An annual interest rate equal to the lesser of: (i) the "Interest Rate" as specified in the heading of this Note; or (ii) the highest interest rate allowed by applicable law.

   "Make-Whole Premium": As defined in Section 2.5.1.

   "Note": This Secured Promissory Note, as may be amended, recast, renewed, replaced or extended from time to time.

   "Obligations": All indebtedness and all liability, responsibility and obligation of the Borrower, each Guarantor or any of their respective Affiliates to the Lender or to any of the Lender's Affiliates for payment or performance, whether accrued or contingent, whether direct or indirect, and whether incurred in the capacity of maker, co-indorser or obligor or as surety, guarantor or in any other capacity, under: (i) this Note, (ii) the Loan Agreement, (iii) the Indenture, (iv) each Guaranty, (v) the other Loan Documents, or (vi) any other present or future agreement, commitment, undertaking, instrument or obligation of the Borrower to the Lender or any Affiliate of the Lender with respect to the Facility, including any future advances (whether or not pursuant to a written commitment); in each case whether due or to become due or whether now existing or subsequently incurred or arising. The term "Obligations" specifically includes but is in no way limited to principal, accrued interest and late payment processing fees under this Note, all advances made by or on behalf of the Lender under the Loan Agreement, the Indenture or any other Loan Document, and all collection and other costs and expenses incurred by or on behalf of the Lender.

   "Treasury Rate": As determined by the Lender, the yield-to-maturity implied by the monthly equivalent of the yield for actively traded United States Treasury Securities having a constant maturity equal to the Weighted Average Life, as reported on the display at "Page 678" of the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) as of 10:00 a.m. New York City time on the business day immediately preceding (i) the date of this Note, (ii) the acceleration date or (iii) the Make-Whole Premium payment date, in each case as the context of this Note shall specify (the "Reference Date"). If such yield-to-maturity information is not available or is not ascertainable from the Telerate Service as of the business day before the Reference Date, then the Lender shall select the Treasury Constant Maturity Series yield for actively traded United States Treasury Securities having a constant maturity equal to the Weighted Average Life, as quoted in Federal Reserve Statistical Release H.15 (519) (or a comparable successor publication) for the latest day for which such yields have been reported as of the business day immediately preceding the Reference Date. In the event that such quotations are no longer available, then the Lender shall, in the Lender's sole discretion, select a reasonable alternative reference index.

   "Weighted Average Life": The weighted average life of the Obligation represented by this Note, which shall be the number of years (rounded to the nearest one-twelfth (1/12th)) equal to the quotient obtained by dividing:

   (i) The Principal Amount as of the date of this Note

       into

  (ii) The sum of the series of individual products obtained by multiplying (x) the principal portion (exclusive of interest) of each Regular Monthly Payment Amount and any final payment amount (derived in each case by using the amortization schedule specified in the heading of this Note and assuming that all Regular Monthly Payment Amounts are paid as and when due) by (y) the number of years (calculated to the nearest one-twelfth (1/12th) between [the first day of the first calendar month following date of Note or, if Note is dated as of the first of a calendar month, the Note date] and the scheduled due date of such Regular Monthly Payment Amount or final payment.

   "U.S. Obligations": As defined in Section 2.6.2.

   2. PAYMENT TERMS. The Borrower shall pay this Note as follows:

   2.1. Loan Rate. Subject to the provisions of Section 2.8, the Principal Amount of this Note outstanding from time to time shall accrue interest starting from the date of this Note at the Loan Rate. Interest at the Loan Rate shall be calculated based on the actual number of days elapsed over a 360-day year consisting of twelve 30-day months, unless such calculation would result in a usurious rate of interest, in which case the interest shall be calculated on a per annum basis of three hundred sixty-five (365) or three hundred sixty-six
(366) days per year, as the case may be.

   2.2. Regular Monthly Payments; Today's Payments. The Borrower shall make fixed monthly payments of principal and interest in the "Regular Monthly Payment Amount" as specified in the heading of this Note. Payment is due on the first day of each calendar month, starting on the "First Payment Date" as specified in the heading of this Note. The Regular Monthly Payment Amount has been calculated based on the amortization schedule specified in the heading of this Note.

   2.2.1. All payments shall be made in United States dollars at whatever location the Lender designates. Until further notice from the Lender, all Regular Monthly Payment Amounts shall be paid by automatic direct debit against the Borrower's designated bank account on each monthly payment date. The
Borrower shall sign and deliver such Automated Clearing House (ACH) debit instructions, authorizations and other documents as the Lender may require from time to time in order to implement the direct debit arrangements.

   2.2.2. Concurrently with this Note, the Borrower has paid in advance: (i) (if this Note is dated other than the first day of a calendar month) interest on the outstanding Principal Amount at the Loan Rate for the period starting on the date of this Note through the last day of the same calendar month; plus (ii) the Regular Monthly Payment Amount for the first full calendar month following the month in which the Loan is made (if this Note is dated on the first day of a calendar month) or for the second full calendar month following the month in which the Loan is made (if this Note is dated other than the first day of a calendar month).

  2.3. Application of Payments. Unless the Lender elects otherwise, all payments on account of this Note shall be applied first to late payment processing charges, next to accrued and unpaid interest, and only then to reduce principal. However, if the Lender has advanced any costs or expenses under this Note, the Loan Agreement, the Indenture or any other Loan Document, the Lender shall have the option to apply the payment first to reimburse the Lender for such costs or expenses. If after being so applied the Borrower's payment is less than the Regular Monthly Payment Amount due in accordance with Section 2.2, the Borrower shall pay the deficiency to the Lender upon demand.

   2.4. Maturity Date. This Note matures on the "Maturity Date", as specified in the heading of this Note. On the Maturity Date, the entire outstanding principal balance, together with accrued and unpaid interest and all other amounts owed pursuant to this Note, the Loan Agreement, the Indenture and the other Loan Documents, shall be due and payable in full.

   2.5. Closure to Prepayment. This Note shall be closed to all prepayment for a period starting on the date of this Note and ending on the last day of the eighty-fourth (84th) full calendar month following the date of this Note (the "Closed Period"). During the Closed Period, the Borrower shall have absolutely no right to tender, and the Lender shall have absolutely no obligation to accept, voluntary prepayment of this Note in whole or in part.

   2.5.1. In the event of acceleration of this Note during the Closed Period by reason of the occurrence of a Default Event or otherwise, then in addition to paying off the outstanding Principal Amount, together with accrued and unpaid interest (at the Default Rate from and after the Default Event), unpaid late payment processing fees, unreimbursed costs and expenses of the Lender and all other amounts required to be paid by the Loan Documents, there shall also be immediately due and payable, and the Borrower shall be obligated to remit to the Lender concurrently with such other amounts, a "Make-Whole Premium" calculated in accordance with Section 2.5.2. The amount of the Make-Whole Premium as so determined shall accrue interest at the Default Rate from the acceleration date until the date of payment in full. In no event shall the Make-Whole Premium be less than five percent (5%) of the then outstanding Principal Amount.

   2.5.2. The Lender shall determine the Make-Whole Premium as follows:

   (i) The Lender shall discount to present value, from the (i) The Lender shall discount to present value, from the corresponding scheduled due dates to the acceleration date, the entire amount (both principal and interest) of every remaining individual Regular Monthly Payment Amount or final payment which, absent acceleration, would become due and payable during the period from the acceleration date through and including the Maturity Date, applying for this purpose a discount factor equal to the Treasury Rate as of the acceleration date or as of the date the Make-Whole Premium is actually paid, whichever is lower.

   (ii) The Lender shall then subtract (x) the outstanding Principal Amount as of the acceleration date from (y) the sum of the series of individual discounted payments obtained pursuant to clause (i). The Make-Whole Premium shall be the greater of the resulting difference, if a positive amount, or five percent (5%) of the then outstanding Principal Amount.
   2.5.3. Absent material and manifest error, the Lender's determination of the Make-Whole Premium shall be binding and conclusive on the Borrower and anyone else having an interest in the determination. In no event shall the amount of the Make-Whole Premium or the method of calculating the Make-Whole Premium result in a reduction of the outstanding Principal Amount, accrued and unpaid interest or other amounts due by reason of the acceleration.

   2.6. Prepayment After Closed Period.

   2.6.1. Following the Closed Period, this Note shall not be prepaid except in full upon thirty (30) days' prior written notice, subject to the Borrower's payment to the Lender on the prepayment date of the sum of (i) all unpaid late payment processing fees and unreimbursed costs and expenses then outstanding; plus (ii) all accrued and unpaid interest as of the prepayment date; plus (iii) the entire outstanding Principal Amount of this Note as of the prepayment date, plus (iv) an additional amount (the "Defeasance Amount") to be determined by Lender in accordance with Section 2.6.2 below. Once given, the prepayment notice may not be rescinded, and prepayment becomes mandatory. No prepayment notice given by the Borrower shall release the Borrower from the obligation to pay any Regular Monthly Payment Amount(s) due prior to the prepayment date.

   2.6.2. The Defeasance Amount shall be the amount which, when added to the Principal Amount of the Note paid under clause (iii) of Section 2.6.1 is sufficient to purchase direct, non-callable obligations of the United States of America (the "U.S. Obligations") that provide for payments prior, but as close as possible, to the due date for each Regular Monthly Payment Amount or principal payment through and including the Maturity Date, with each such payment being equal to or greater than (1) the Regular Monthly Payment Amount and (2) with respect to the payment due on the Maturity Date, the entire outstanding Principal Amount of this Note together with any interest accrued as of such date and all other amounts payable pursuant to the Loan Documents. The Defeasance Amount shall include an amount sufficient to pay all costs, charges and expenses incurred or to be incurred in connection with the purchase of the U.S. Obligations.

   2.6.3. The Defeasance Amount shall apply not only in the case of voluntary prepayment, but also in the event that this Note becomes due and payable in full in the event of acceleration by reason of the occurrence of a Default Event or otherwise. In such case, the Defeasance Amount shall be calculated as of the date of the Default Event or other event or condition triggering acceleration and again at the time of payment in full of all amounts owed under Section 2.6.1, and until paid in full shall accrue interest at the Default Rate. Whether prepayment is voluntary or involuntary, in no event shall the amount of the Defeasance Amount or the method of calculating the Defeasance Amount result in a reduction of the outstanding Principal Amount, accrued and unpaid interest or other amounts due as of the date of prepayment.

   2.6.4. Absent material and manifest error, the Lender's determination of the Defeasance Amount shall be binding and conclusive on the Borrower and anyone else having an interest in the determination.

   2.7. Late Payment Processing Fee. If the Lender does not receive any Regular Monthly Payment Amount or other payment required under this Note or any other Loan Document in full on the due date, then the Borrower shall pay, together with the overdue payment, a late payment processing fee equal to five percent (5%) of the overdue payment. This fee is collected to defray the Lender's expenses incident to monitoring and processing the delinquent payment, and not as a penalty. The Lender's acceptance of any overdue or incomplete payment, whether or not accompanied by a late payment processing fee, shall not constitute nor be deemed to constitute a waiver of any Default Event or of the Lender's right to accelerate payment of this Note or otherwise exercise any of the Lender's rights or remedies. Notwithstanding anything to the contrary set forth herein, the late payment processing fee shall in no event exceed the maximum amount allowed by applicable law.

   2.8. Default Rate. From and after the acceleration of this Note upon the occurrence of a Default Event and continuing until all amounts due under this Note, the Loan Agreement, the Indenture and the other Loan Documents are paid in full, interest shall accrue on the outstanding Principal Amount of this Note and all other Obligations at the Default Rate. In addition, whether or not a Default Event has occurred, any advances made or costs or expenses incurred by the Lender under the Loan Agreement, the Indenture or any of the other Loan Documents shall bear interest at the Default Rate from the date when so advanced or incurred by the Lender until the date repaid or reimbursed by the Borrower in full.

   3. SECURITY.

   3.1. Loan Agreement; Indenture. As security for the payment and performance of this Note and the other Obligations, the Borrower has today signed and delivered the Loan Agreement and the Indenture (as defined in the Loan Agreement), granting the Lender a first lien and security interest in the "Collateral" and the "Trust Property", as defined in the Loan Agreement. All of the terms of the Loan Agreement and the Indenture are incorporated into this Note by reference, with the same effect as if they were reprinted here in full.

   3.2. Guaranty. This Note may also be secured by one or more Guaranties, pursuant to which each Guarantor shall have guaranteed, jointly and severally, the Borrower's payment and performance of the Obligations evidenced by this Note and the other
Loan Documents.

   3.3. Benefits. This Note and any holder of this Note shall be entitled to the benefits of the Loan Agreement, the Indenture, any Guaranty and the other Loan Documents, as they may be amended, recast or extended from time to time. The Borrower understands and acknowledges that the Lender reserves the right to sell, assign, syndicate or otherwise transfer or dispose of any or all of the Lender's interest in the Note and the other Loan Documents, together with the right at any time to pool the loan represented by this Note and the other Loan Documents with one or more other loans originated by the Lender or any other Person, and to securitize or offer interests in such pool on whatever terms and conditions the Lender shall determine. The Lender may sell, pledge, grant a security interest, collaterally assign, transfer, deliver or otherwise dispose of this Note and any of the other Loan Documents, in whole or in part, from time to time, including in connection with any participation or securitization offering.

   4. DEFAULT EVENTS. The "Default Events" set forth below are in addition to and not in lieu of those specified in the Loan Agreement, the Indenture, any Guaranty and any of the other Loan Documents. Each of the following shall constitute a "Default Event":

   4.1. Failure to Pay. The Borrower (i) fails to pay any Regular Monthly Payment Amount or any other amount under this Note in full when due, and such nonpayment continues for ten (10) days after the date that such payment or amount was due (other than payments covered under clause (ii) of this Section), or (ii) fails on the Maturity Date of this Note or on any earlier date when prepayment, whether voluntary or involuntary, is required under this Note, to pay in full the entire outstanding Principal Amount, all accrued and unpaid interest, all outstanding late payment processing fees, all costs and expenses of the Lender and any other charges (including the Make-Whole Premium or Defeasance Amount, as the case may be) then due.

   4.2. Default Under Other Loan Documents. There occurs any "Default Event" under the Loan Agreement, the Indenture, any Guaranty or any other Loan Document.
   4.3. Cross-Default. There occurs a default beyond any applicable grace or cure period on the part of the Borrower, any Guarantor or any of their respective Affiliates under any other note, loan agreement, security instrument or financial arrangement of any kind, whether now existing or subsequently entered into, with the Lender or any Affiliate of the Lender.

   5. REMEDIES. Upon the occurrence of a Default Event:

   5.1. Acceleration. This Note and all of the other Obligations shall at the option of the Lender become immediately due and payable without further notice or demand. Acceleration shall be automatic in the case of a Default Event under
Section 10.1.8 of the Loan Agreement.

   5.2. Other Remedies. The Lender may, at its option, exercise any and all other rights and remedies reserved or available to the Lender under the Loan Agreement, the Indenture and any other Loan Documents, or under applicable law, in any order and at any time, whether or not specifically referred to in this Note or the other Loan Documents.

   5.3. Freeze or Set-Off. The Lender may, immediately and without notice, hold, apply, freeze or set-off, on account of any Obligation, (i) funds on deposit with the Lender or any Affiliate of the Lender paid by or belonging to the Borrower, any Guarantor or their respective Affiliates in any capacity, (ii) any funds that the Lender or any Affiliate of the Lender may owe to the Borrower or any Guarantor or to any of their respective Affiliates, and (iii) any other funds or property, tangible or intangible, in or en route to the Lender's or any Affiliate's possession or control belonging or owed to the Borrower, any Guarantor or any of their respective Affiliates. The Lender shall be deemed to have exercised its right of set-off immediately upon the occurrence of the Default Event, even though actual book entries reflecting the set-off may be made later.

   5.4. Increase in Interest Rate. From and after the occurrence of a Default Event and continuing until all the Obligations have been paid in full, interest shall accrue on the outstanding Principal Amount of this Note and the other Obligations at the Default Rate. The Borrower shall pay interest at the Default Rate on demand made from time to time by the Lender, but in any event no less frequently than monthly. Notwithstanding the entry of any judgment relating to the Obligations, interest shall continue to accrue at the Default Rate until the Obligations are paid and satisfied in full.

   5.5. Lender's Remedies Cumulative. The Lender's remedies under the Loan Documents are cumulative, and by reason of exercising any particular remedy the Lender shall not be prevented from later exercising any other remedy. The Lender shall have no obligation to realize or foreclose upon the Collateral or the Trust Property first, but may proceed directly against the Borrower first, or concurrently against both the Borrower and the Collateral or the Trust Property, or neither, with or without proceeding at the same time against any Guarantor, all as the Lender decides in the Lender's sole and nonreviewable discretion. Even if the Lender does not immediately require the Borrower to make payment in full or does not immediately exercise the Lender's other rights and remedies upon the occurrence of a particular Default Event, the Lender will still have the right to do so if the Default Event continues or if another Default Event subsequently occurs.

   5.6. Cross-Default. If the Lender or any Affiliate of the Lender and the Borrower, any Guarantor or their respective Affiliates are or subsequently become parties to any other note, loan agreement, security instrument or financial arrangement of any kind, all such other notes, loan agreements, security instruments and financial arrangements are hereby amended to provide that a Default Event under this Note shall be an event of default under all such other notes, loan agreements, security instruments and financial arrangements, entitling the Lender or other holder of the obligation to accelerate and exercise all other contractual and legal or equitable remedies.

   6. COLLECTION COSTS AND EXPENSES. Whether or not a Default Event exists or has been declared, the Borrower agrees to pay on demand all costs and expenses, including reasonable attorneys' and other professional fees, incurred by or on behalf of the Lender in effecting collection of all amounts due under this Note or in enforcing or exercising any of the Lender's rights or remedies under the Loan Agreement, the Indenture and the other Loan Documents. All such costs and expenses, together with any amounts that may be advanced or incurred by the Lender for real estate taxes, insurance, repairs or otherwise pursuant to the terms of the Loan Agreement, the Indenture or any other Loan Document, shall bear interest at the Default Rate from the date when so advanced or incurred until paid in full.

   7. WAIVERS, ACKNOWLEDGMENTS AND CONSENTS.

   7.1. No Waiver by Lender.  The Lender  shall not be deemed to have waived any
Default Event or any of its rights or remedies under this Note, the Loan Agreement, the Indenture or any other Loan Documents by:

   7.1.1. Forbearing, failing or delaying in the exercise of any rights or remedies;

   7.1.2. Forbearing, failing or delaying in insisting upon the strict performance by the Borrower or any Guarantor of any term or condition of this Note, the Loan Agreement, the Indenture, any Guaranty or any other Loan Documents;

   7.1.3. Accepting any late payment or partial payment made by or on behalf of the Borrower;

   7.1.4. Granting any extension, modification or waiver of any term or condition of this Note, the Loan Agreement, the Indenture or any other Loan Document, except and then only to the extent that the extension, modification or waiver, which must be in writing, shall expressly so state; or

   7.1.5. Any other act, omission, forbearance or delay by the Lender, its managers, officers, agents, members, employees or representatives.

   7.2. No Marshalling. The Lender shall be under absolutely no duty or obligation whatsoever to:

   7.2.1. Preserve, protect or marshall the Collateral or the Trust Property;

   7.2.2. Preserve or protect the rights of the Borrower against any Person claiming an interest in the Collateral or the Trust Property adverse to that of the Borrower;

   7.2.3. Realize upon the Collateral or the Trust Property, or in any particular order or manner, or seek repayment of any Obligation from any particular source, or proceed or not proceed against any Guarantor pursuant to any Guaranty or against the Borrower under this Note, with or without also realizing on the Collateral or the Trust Property; or

   7.2.4. Permit any substitution or exchange of all or any part of the Collateral or the Trust Property or release any part of the Collateral from the Loan Agreement or any of the Trust Property from the Indenture, whether or not such substitution or release would leave the Lender adequately secured.

   7.3. Borrower's Waivers. The Borrower under all circumstances waives:

   7.3.1. Any right to require or receive presentment, demand, notice of non-payment, protest, notice of protest, notice of dishonor and all other notices or demands in connection with the delivery, acceptance, payment, performance or enforcement of this Note, the Loan Agreement, the Indenture or any other Loan Documents.

   7.3.2.  Any right of set-off and any claim (as  defined in 11 U.S.C.  Section
101), including any claim of subrogation, reimbursement, contribution or indemnification, that the Borrower may now or may subsequently have against the Lender or any Affiliate of the Lender by reason of any payments or transfers made by the Borrower or any payment or transfer which the Borrower is obligated to make.

   7.3.3. Any defense afforded by the laws (including anti-deficiency laws) of any jurisdiction by reason of a non-judicial sale of any of the Collateral or the Trust Property or any other act or omission of the Lender, the Lender's Affiliates or their respective agents or representatives, to the fullest extent permitted by applicable law.

   7.3.4. Any right to prior notice or hearing under Chapter 903a of the Connecticut General Statutes or under any other state or federal law with respect to any prejudgment remedy which the lender may elect to invoke.

   7.3.5. Any rights to appraisal of any security or collateral.

   7.3.6. Any surety defenses of any kind, including those relating to impairment of recourse, release or modification of underlying obligation, extension of time, impairment of collateral or nondisclosure.

   7.4. Borrower's Consents. The Borrower consents to, and shall not be relieved of liability for any of the Obligations by reason of:

   7.4.1. Any extension, postponement of time for payment, recasting or other modification of this Note, the Loan Agreement, the Indenture or any other Loan Document;

   7.4.2. Any substitution, exchange, release or nonjudicial sale of any of the Collateral or the Trust Property; and

   7.4.3. The complete or partial release of any Guarantor or any other Person primarily or secondarily liable for any Obligation.

   7.5. Waiver of Jury Trial and Appraisal. In any litigation relating to or arising out of the Obligations, this Note, the Loan Agreement, the Indenture or any of the other Loan Documents or the administration, performance or enforcement of any of them, the Borrower and the Lender each hereby irrevocably waive all rights to trial by jury and any right to request or demand a jury trial. The Borrower covenants and agrees not to seek to consolidate any such litigation or proceeding in which a jury trial has been waived with any other action in which a jury trial cannot or has not been waived. The Borrower further waives, to the full extent permitted by law, any right to an appraisal of the Trust Property, the Collateral or any other security for the Obligations.

   7.6. Borrower's Acknowledgments. The Borrower acknowledges that the Borrower:
(i) has been advised by the Lender to consult with counsel of its choice prior to signing and delivering this Note and the other Loan Documents; (ii) has had ample opportunity to consult with counsel and with the Borrower's financial advisors prior to signing and delivering this Note and the other Loan Documents;
(iii) understands the provisions of this Note and the other Loan Documents and the effect of those provisions, including the effect of waiving trial by jury and all other waivers made in this Note and the other Loan Documents; and
(iv) signs and delivers this Note and the other Loan Documents freely and voluntarily, without duress or coercion.

   7.7. Incorporation by Reference. All waivers, consents and acknowledgments made by the Borrower in the other Loan Documents are incorporated by reference and deemed a part of this Note, as if reprinted here in full, and all waivers, consents and acknowledgments made by the Borrower in this Note shall be deemed to constitute part of each of the other Loan Documents, as if reprinted there in full.

   8. INTEREST LIMITS.

   8.1. Legal Limit Never to be Exceeded. Notwithstanding anything to the contrary contained in this Note or any of the other Loan Documents, in no event shall the amount or rate of interest (including interest at the Default Rate and, to the extent they are deemed, notwithstanding their characterization in the Loan Documents, to constitute interest, any Make-Whole Premium, Defeasance Amount, late payment processing fees and any other fees or charges) payable, contracted for, charged or received under or in connection with this Note or the loan transaction represented by this Note ever exceed the maximum rate or amount, if any, specified by applicable law.

   8.2. Automatic Reduction; Credit to Borrower. If at the time any payment becomes due, enforcing this Note or any other Loan Document as written is prohibited by or would result in violation of any applicable law limiting the rate or amount of interest or other charges which the Lender may collect, then the interest or other charges shall automatically be reduced to the maximum amount then permitted by applicable law. If the Lender ever collects from the Borrower interest or other charges that would exceed the highest applicable lawful amount, then the excess amount so received shall immediately be deemed credited for the Borrower's account and will be returned to the Borrower, either by being applied to reduce the then outstanding Principal Amount of this Note or by way of direct refund to the Borrower, as the Lender shall elect or as otherwise required by applicable law.

   9. MISCELLANEOUS.

   9.1. No Oral Modifications. No extension, modification, amendment or waiver of any term or condition of this Note, the Loan Agreement, the Indenture or any other Loan Document shall be valid or binding upon the Lender, unless in writing and signed by an officer of the Lender having the authority to consent to the extension, modification or waiver.

   9.2. Notices. Notices pursuant to this Note shall be given in the manner and shall be deemed effective as provided in the Loan Agreement.

   9.3. Binding Effect. This Note is binding upon the Borrower and the Borrower's successors in interest and assigns, and shall inure to the benefit of the Lender and the Lender's successors in interest and assigns, including all Persons holding interests in the Note and other Loan Documents as participants with the Lender or otherwise. Nothing contained in this Section 9.3 shall be deemed to permit the Borrower to assign or delegate this Note or any of the other Loan Documents to anyone else, or to engage in any "Change in Ownership" or "Change in Control" (as those terms are defined in the Loan Agreement) which is otherwise prohibited by the Loan Agreement or the Indenture.

   9.4. Interpretation; Construction.


   9.4.1. The terms of this Note have been fully reviewed and negotiated by the Borrower and the Lender in consultation with counsel, and the wording of this Note reflects their mutual discussions. No provision of this Note shall be construed against a particular party or in favor of another party merely because of which party (or its representative) drafted or supplied the wording for such provision.

   9.4.2. Except as may be otherwise noted in context, all references to "Sections" shall be deemed to refer to the sections or subsections, as appropriate, of this Note.

   9.4.3. Where the context requires: (i) use of the singular or plural incorporates the other, and (ii) pronouns and modifiers in the masculine, feminine or neuter gender shall be deemed to refer to or include the other genders.

   9.4.4. As used in this Note, the terms "include[s]" and "including" mean "including but not limited to"; that is, in each case the example or enumeration which follows the use of either term is illustrative, but not exclusive or exhaustive.

   9.4.5. Section headings appearing in this Note are inserted solely as reference aids for the ease and convenience of the reader; they shall not be deemed to modify, limit or define the scope or substance of the provisions they introduce, nor shall they be used in construing the intent or effect of such provisions.

   9.5. Time of the Essence. Time is of the essence with respect to the payment and performance by the Borrower of the Borrower's obligations under this Note.

   9.6. Entire Agreement. This Note and the other Loan Documents represent the entire understanding between the Lender and the Borrower with respect to the transactions evidenced by the Loan Documents. The Loan Documents supersede any prior or contemporaneous negotiations and all prior, contemporaneous and subsequent oral agreements. The Borrower understands and agrees that oral agreements and oral commitments to loan money, extend or renew credit or waive or forbear from enforcing repayment of a debt or any particular loan covenant or requirement are not enforceable. The Borrower acknowledges and agrees that there are no oral agreements between the Borrower and the Lender, and that there are no agreements or understandings whatsoever between the Borrower and the Lender except as set forth in writing in the Loan Documents.

   9.7. Severability. If any provision of this Note is for any reason held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the provision shall only be enforced to the extent, if any, reasonable under the facts and circumstances, and otherwise shall be deemed deleted from this Note. The remaining provisions of this Note shall not be affected, and shall continue in full force and effect.

   9.8. Governing Law. This Note shall, to the extent permitted by applicable law, be governed by and interpreted according to Connecticut law, but without giving effect to any Connecticut choice of law provisions which might otherwise make the laws of a different jurisdiction govern or apply; provided, however, that the laws of the jurisdiction where the Real Estate (as that term is defined in the Indenture) is located shall govern the perfection and enforcement of the Lender's lien and security interests in the Trust Property and the Collateral, including the exercise of foreclosure and sale remedies.

   9.9. Joint and Several Liability. If Borrower comprises more than one person or entity, all such persons and entities shall be jointly and severally liable for the payment and performance of Borrower's obligations hereunder.

   This Note contains waivers of various rights and defenses, including waivers of the right to trial by jury and to appraisal. This Note is executed under seal and is intended to take effect as a sealed instrument.



FFP OPERATING PARTNERS, L.P., a Delaware limited partnership


By: FFP OPERATING LLC, a Delaware limited liability company, its sole general partner


    By:
       Steven B. Hawkins, Vice President



                        ADDENDUM TO SECURED PROMISSORY NOTE


   This Addendum to Secured Promissory Note (this "Addendum") supplements and is made part of the Secured Promissory Note to which it is attached. If any provision of this Addendum conflicts with or is inconsistent with anything in the Secured Promissory Note, this Addendum will govern. The entire Secured Promissory Note and this Addendum are referred to collectively as this "Note".

   Notwithstanding  anything to the contrary contained in the Secured Promissory
Note:

   10 Section 2.5 is deleted in its entirety.

   20  "Following  the  Closed  Period" is deleted  from the first  sentence  of
Section 2.6.1.